As filed with the Securities and Exchange Commission on August 20, 2012

Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
_________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2853258 (I.R.S. Employer Identification No.)
520 Maryville Centre Drive, Suite 400 Saint Louis, Missouri 63141 (Address of principal executive offices, including zip code)
_________________

PERFICIENT, INC. 2012 LONG-TERM INCENTIVE PLAN
and
PERFICIENT, INC. 401(k) EMPLOYEE SAVINGS PLAN

 (Full titles of the plans)

Mr. Jeffrey S. Davis
Chief Executive Officer
Perficient, Inc.
520 Maryville Centre Drive,
Suite 400
Saint Louis, Missouri 63141
(314) 529-3600
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐	Accelerated filer ☑

Non-accelerated filer☐	Smaller reporting company☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	2,750,000 shares (3)	$11.41	$31,377,500	$3,596

(1)
Pursuant to Rule 416(a) and Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers such additional shares of common stock, $0.001 par value per share (the “Common Stock”), of Perficient, Inc. (the “Registrant”) as may become issuable pursuant to the anti-dilution provisions of the employee benefit plans as well as an indeterminate number of plan participation interests to be offered or sold pursuant to the employee benefit plans.  In accordance with Rule 457(h)(2) under the Securities Act, no separate fee calculation is required for such interests.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act.  The maximum offering price per unit and the maximum aggregate offering price is based on the average of the high and low sales price of the Common Stock of the Registrant on the Nasdaq Global Select Market on August 15, 2012.

(3)
Of the shares being registered hereunder, 2,500,000 shares relate to shares issuable pursuant to the Perficient, Inc. 2012 Long-Term Incentive Plan.  The remaining 250,000 shares relate to shares issuable pursuant to the Perficient, Inc. 401(k) Employee Savings Plan.

EXPLANATORY NOTE

The Registrant hereby files this Registration Statement for the purpose of registering 2,500,000 shares of the Registrant’s Common Stock that may be issued pursuant to the Perficient, Inc. 2012 Long-Term Incentive Plan (the “2012 Incentive Plan”) and, in accordance with General Instruction E to Form S-8, to register 250,000 shares of the Registrant’s Common Stock that may be issued pursuant to the Perficient, Inc. 401(k) Employee Savings Plan (the “401(k) Plan”).  The contents of the Registrant’s Form S-8 Registration Statements filed on August 30, 2000 (File No. 333-44854), November 30, 2007 (File No. 333-147730) and July 7, 2009 (File No. 333-160465) with the Securities and Exchange Commission (the “Commission”) relating to the 401(k) Plan are hereby incorporated by reference in this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to the participants in the 2012 Incentive Plan as specified in Rule 428(b)(1) of the Securities Act. The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated as of their respective dates in this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•
The Registrant’s Current Reports on Form 8-K (specifically excluding the information furnished under Items 2.02 and 7.01 and any exhibits furnished thereto) filed on March 1, 2012, April 12, 2012, May 3, 2012, May 25, 2012 and August 2, 2012; and

•
The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 22, 1999, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Where any document or part thereof is incorporated by reference in this Registration Statement, the Registrant will provide without charge to each person to whom a prospectus with respect to the 2012 Incentive Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director:

•	For any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Under Section 174 of the DGCL; or

•	For any transaction from which the director derived an improper personal benefit.

Article 6 of the Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article 11 of the Registrant’s Bylaws provides that the Registrant shall indemnify, to the fullest extent permitted by the DGCL, any and all of its directors and officers, or former directors and officers, or any person who may have served at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful.

The Registrant has indemnification agreements with each of its directors and executive officers.

The Registrant maintains officers’ and directors’ liability insurance.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The exhibits listed in the Exhibit Index that immediately follows the signature page to this Registration Statement are filed as part of or incorporated into this Registration Statement.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(1) To include any prospectus required by section 10(a)(3) of the Securities Act;

(2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on August 20, 2012.

PERFICIENT, INC.
By:	/s/ Jeffrey S. Davis
Jeffrey S. Davis
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.  Each person whose signature appears below authorizes and appoints each of Jeffrey S. Davis and Paul E. Martin, and each of them, severally, acting alone and without the other, as his attorneys-in-fact, to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in this Registration Statement as such attorneys-in-fact, or either of them, may deem appropriate.

Signature	Title	Date

/s/ Jeffrey S. Davis	Director, President and Chief Executive Officer	August 20, 2012
Jeffrey S. Davis	(Principal Executive Officer)

/s/ Paul E. Martin	Chief Financial Officer	August 20, 2012
Paul E. Martin	(Principal Financial Officer)

/s/ Ralph C. Derrickson	Director	August 20, 2012
Ralph C. Derrickson

/s/ John S. Hamlin	Director	August 20, 2012
John S. Hamlin

/s/ James R. Kackley	Director	August 20, 2012
James R. Kackley

/s/ David S. Lundeen	Director	August 20, 2012
David S. Lundeen

/s/ David D. May	Director	August 20, 2012
David D. May

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of Thompson Coburn LLP as to the legality of the securities being registered

23.1*	Consent of KPMG LLP

23.2*	Consent of Thompson Coburn LLP (included in the opinion as Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included in the signature page hereto)

99.1
Perficient, Inc. 2012 Long-Term Incentive Plan, previously filed with the Commission as Appendix A to the Company’s Proxy Statement on Schedule 14A (File No. 001-15169) on April 19, 2012, and incorporated herein by reference

*	filed herewith